UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2005

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard , 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 19, 2005, Fitch Ratings ("Fitch") upgraded the senior debt rating of Fremont General Corporation ("the Company") to B+ from CCC+ and upgraded the trust preferred rating of the Company’s subsidiary, Fremont General Financing I, to B- from CC. Fitch also assigned a new rating of BB- to the long-term deposits of the Company’s main operating subsidiary, Fremont Investment & Loan ("FIL"). The Rating Outlook for all entities is Stable.

On September 20, 2005, Standard & Poor’s Ratings Services ("S&P") raised its ratings on the Company, including its long-term counterparty credit rating to B+ from CCC+. S&P also revised the outlook on the Company’s ratings to Stable from Positive and assigned its BB- counterparty credit rating to FIL.

On September 20, 2005, Moody’s Investors Service ("Moody’s") upgraded the senior debt rating of the Company to B2 from B3 and upgraded its rating of the Company’s subordinated debt to Caa1 from Caa2. In addition, Moody’s upgraded its rating of Fremont General Financing I’s trust preferred securities to Caa1 from Caa2. Moody’s also assigned a rating of Ba3 to FIL’s long-term deposits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

September 23, 2005	By:	Patrick E. Lamb

Name: Patrick E. Lamb
Title: Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Accounting Officer)